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                                                                EXHIBIT 10.22(v)
                               August 26, 1999


Horizon High Reach, Inc.
1540 East Shaw Avenue, Ste. 123
Attention: Mr. Randall Fortell
           Chief Financial Officer/Secretary

      RE:  Foreign Exchange Agreement

Ladies and Gentlemen:

      You, the customer to whom this letter agreement (the "Agreement") is addressed, may from time to time request that we, Wells Fargo Bank, National Association, enter into foreign exchange contracts with you (each, a "Contract" and collectively, "Contracts") for spot or forward delivery of foreign currencies that you want to purchase from us or sell to us. When we receive each request from you we will decide, in our sole discretion, whether to enter into a Contract with you. This Agreement sets forth the terms and conditions governing the Contracts we enter into and the transactions contemplated thereby.

      1. REQUESTS TO ENTER INTO, AMEND OR CANCEL CONTRACTS. All requests to us to enter into, amend or cancel Contracts must be made by telephone. Requests to enter into Contracts must specify (a) whether the request is to purchase or sell foreign currency, (b) the type of foreign currency, (c) the amount of foreign currency, and (d) the value date for the Contract. Requests to amend or cancel Contracts must identify the number of the Contract to be amended or cancelled. Each request for a Contract for spot delivery of foreign currency also must specify where and how the currency is to be delivered. With respect to each request for a Contract for forward delivery of foreign currency, you also must send us settlement instructions by telephone or facsimile transmission before the settlement date informing us where and how the currency is to be delivered. Each request to enter into, amend or cancel a Contract and all settlement instructions must be directed to your primary foreign exchange advisor or an alternate advisor designated by us. You authorize us to rely on all information and directions contained in each such request and settlement instruction. We have no obligation to, and we will determine in our sole discretion whether or not to, enter into, amend or cancel any Contract. If we do enter into, amend or cancel any Contract at your request, we will not be obligated to enter into, amend or cancel any other Contract.

      2. CONFIRMATIONS OF CONTRACTS AND AMENDMENTS TO CONTRACTS. If we accept a request to enter into or amend a Contract, we will mail or send you by facsimile transmission a confirmation of the Contract or amendment within a reasonable time after our acceptance. Immediately upon your receipt of each confirmation, you will sign and return a copy to us by mail or facsimile transmission. The definitive terms of each Contract and each amendment to a Contract will be found only in the confirmation of such Contract or amendment. We will not be bound by any Contract or amendment that is not confirmed by us as provided in this Section. If you do not sign and return to us a copy of any confirmation we send you pursuant to this Section, you will indemnify and reimburse us for, and hold us harmless from and against, any and all losses, liabilities, claims, damages, obligations, penalties, actions, judgments, suits, costs and expenses, of any kind whatsoever and howsoever caused, including without limitation, attorneys' fees (to include outside counsel fees and all allocated costs of our in-house counsel) and other legal costs and expenses, (collectively, "Losses"), paid, suffered or
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Horizon High Reach, Inc.
August 26, 1999
Page 2

incurred by, or imposed upon, us directly or indirectly as a result of, or in any way connected with, your failure to sign and return such confirmation.

      3. VERIFYING CONFIRMATIONS, REQUESTS TO ENTER INTO, AMEND OR CANCEL CONTRACTS, AND SETTLEMENT INSTRUCTIONS. We will verify each request to enter into, amend or cancel a Contract, each instruction for the settlement of a Contract, and the signature on each confirmation of a Contract or amendment by determining if the name used by the person requesting the Contract or the amendment or cancellation of a Contract, giving us settlement instructions, or signing the confirmation of a Contract or amendment is the name of one of the persons you designate to us in writing as being authorized by you to make such requests and instructions and to sign such confirmations. We have no obligation to confirm in any other way the identify of any person making such requests or instructions or signing such confirmations. You agree to be bound by each request to enter into, amend or cancel a Contract, each instruction for the settlement of a Contract, and each confirmation of a Contract or amendment if such request, instruction or confirmation was (a) authorized or transmitted by you, or (b) made in your name and accepted by us in good faith and in compliance with the procedures in this Section, even if such request, instruction or confirmation was not properly authorized by you. We shall have no liability to you for any Losses you suffer or incur as a result of, and you will indemnify us for any Losses we suffer or incur as a result of, any breach of your security procedures in connection with any request to enter into, amend or cancel a Contract, any instruction for the settlement of a Contract, and the signing of any confirmation of a Contract or amendment. Any actions we take to detect erroneous requests to enter into, amend or cancel Contracts or erroneous instructions for the settlement of Contracts, or any actions we take beyond those described above in an attempt to detect unauthorized requests, instructions or confirmations, will be taken at our sole discretion. No matter how many times we take these actions they will not become part of our standard procedures for attempting to detect such erroneous or unauthorized requests, instructions or confirmations, and we will not in any situation be liable for failing to take or to correctly perform these actions.

      4. WARRANTY CONCERNING LEGALITY OF CONTRACTS. Each request by you that we enter into or amend a Contract shall be deemed a representation and warranty by you that the terms of the Contract or such amendment are in conformity with all applicable laws and regulations. You understand that we are not an investment advisor. We do not give, and we hereby disclaim, all investment advice with respect to any Contract or any amendment of a Contract. You bear the sole risk of any and all market fluctuations in any currency traded pursuant to the terms of this Agreement or any Contract.

      5. LOSSES RESULTING FROM EXTENSIONS OR CANCELLATIONS OF CONTRACTS. In the event that (a) you request that we cancel a Contract or amend a Contract by extending its term, and (b) we, in our sole discretion agree to such request, you will indemnify and reimburse us for, and hold us harmless from and against, any and all Losses paid, suffered or incurred by, or imposed upon, us directly or indirectly as a result of, or in any way connected with, our cancellation of, or extension of the term of, the Contract, including without limitation, any and all Losses resulting from the liquidation of our position in the currency of the Contract.

      6. EURO CURRENCY AND CONTRACT SETTLEMENTS. Contracts may be entered into with respect to the currency of a country that later makes Euro currency its sole or alternate currency of legal tender. If a Contract entered into in the original national currency of such a


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August 26, 1999
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country (the "National Currency") is scheduled to settle during the period when
Euro currency is an alternate currency of legal tender in such country, the Contract will be settled in the National Currency of such country unless you give us with written instructions to settle the Contract in Euro currency. If a Contract is scheduled to settle on a date when the National Currency of a country is no longer legal tender, the Contract shall be converted from the National Currency of such country into Euro currency on or before the date Euro currency becomes that country's sole currency, and the Contract will be settled in Euro currency.

      7. DEFAULT AND REMEDIES. If you fail fully to perform your obligations under this Agreement or under any Contract on the date such obligations are to be performed, or if you breach any of your representations or warranties made to us under this Agreement or any Contract, (a) we may, in our sole discretion and without limitation of our rights and remedies under applicable law, cancel any Contract and liquidate our position in the currency of such Contract; (b) you will indemnify and reimburse us for, and defend and hold us harmless from and against, any and all Losses paid, suffered or incurred by, or imposed upon, us arising directly or indirectly as a result of, or in any way connected with, (i) any such failure or breach, (ii) the exercise of our rights and remedies under this Agreement and applicable law, (iii) the liquidation of our position in the currencies of the Contracts affected by such failure or breach, and (iv) reasonable attorneys' fees (to include outside counsel fees and all allocated costs of our in-house counsel), expended or incurred by us in pursuance of our rights and remedies under this Agreement and the Contracts; and (c) we may setoff and apply against your liability to us any deposits you have with us or any other obligations we have to you, without regard to the nature or due date of such deposits or obligations, and notwithstanding that such setoff may give rise to penalties for early withdrawal of funds.

      8. LIMITATION OF LIABILITY AND INDEMNITY. We shall not be liable to you for any Losses paid, suffered or incurred by or imposed upon you, and you shall indemnify and reimburse us for and hold us harmless from and against any and all Losses paid, suffered or incurred by or imposed upon us, arising directly or indirectly as a result of, or in any way connected with, (a) any present or future laws, regulations, guidelines or other directives of any government, (b) the errors, acts or omissions of others, such as communications carriers or correspondents through which we may perform, or receive or transmit information in performing, our obligations under this Agreement or any Contract, (c) any event or circumstances beyond our control, or (d) any actions performed by us pursuant to the terms of this Agreement or any Contract. The limitation of our liability and your indemnification set out in the preceding sentence shall not apply to the extent any of your or our Losses result directly from our gross negligence or willful misconduct. IN NO EVENT WILL WE BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO US AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION. Any action against us under or related to this Agreement or any Contract must be brought within twelve
(12) months after the cause of action arises. The provisions of this Section will survive the termination or expiration of this Agreement and all the Contracts.

      9. TERMINATION. Either of us may terminate this Agreement with or without cause upon notice in writing to the other party at any time. Upon such termination your obligations to us and our obligations to you under this Agreement will also terminate, except for (a) any obligations in connection with Contracts that are not cancelled at the time of such termination, and (b) any obligations which, by the terms of this Agreement, survive such termination.
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      10. MODIFICATIONS, AMENDMENTS, AND WAIVERS. This Agreement may not be
modified or amended, or any provision hereof waived, except in a writing signed by you and us.

      11. NOTICES. All notices from either of us to the other shall be in writing, or be made by a telecommunications device capable of creating a written record, shall be delivered to the addressee at its address specified above, or to any other address either of us may designate by written notice to the other, and shall be effective upon receipt.

      12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of our respective heirs, legal representatives, successors and assigns; provided however, that you may not assign or otherwise transfer any of your rights or obligations under this Agreement or any Contract without our prior written consent.

      13. GOVERNING LAW. This Agreement and all Contracts shall be governed by and be construed in accordance with the laws of the State of California.

      14. SEVERABILITY. If any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

      15. ENTIRE AGREEMENT. This Agreement, together with each Contract and any writing referring specifically to this Agreement or any Contract or referring in general to agreements or contracts which would include this Agreement or any Contract, contains the entire and only agreement between you and us with respect to your purchase from us or sale to us of foreign currencies and the terms of all Contracts for any such purchase or sale.

      Please indicate your acceptance of the terms and conditions of this Agreement by signing, dating and returning a copy of this Agreement to us at our address specified above.

                                          Very truly yours,

                                          WELLS FARGO BANK,
                                          NATIONAL ASSOCIATION

                                          By:      /S/ Ben Hanson
                                             ----------------------------------
                                             Ben Hanson
                                             Vice President

Agreed to and accepted as of
AUG. 26, 1999:

HORIZON HIGH REACH, INC.

By: /s/ Russell McKay
    ----------------------------
Title:  CFO
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